Exhibit 99.1

Milacron Holdings Corp. Announces Proposed Re-pricing Transaction

Cincinnati, Ohio, – Milacron Holdings Corp. (NYSE: MCRN), a leading industrial technology company serving the plastic processing industry, today announced that its wholly owned subsidiary, Milacron LLC, has re-priced its $940 million senior secured term loan with a maturity date of September 28, 2023, reducing the interest rate from LIBOR plus 3.00% to LIBOR plus 2.75%. The interest rate reduces to LIBOR plus 2.50% when Milacron’s net total leverage is less than or equal to 3.50x (adjusted on a quarterly basis).

The transaction is anticipated to generate annual cash interest savings, after taxes, of approximately $2.4 million (calculated at current LIBOR rates), on a pro forma basis.

The transaction is expected to close on November 8, 2017 and remains subject to documentation and customary closing conditions.

The potential refinancing transactions are subject to market and other conditions. As such, there is no assurance that the refinancing transactions will be completed on the terms described above or at all.

About Milacron

Milacron is a global leader in the manufacture, distribution and service of highly engineered and customized systems within the plastic technology and processing industry. Milacron is the only global company with a full-line product portfolio that includes hot runner systems, injection molding, blow molding and extrusion equipment.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. Except as required by law, Milacron undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

Contacts

For more information, contact:

Investor Relations Contact:

Mac Jones, Milacron

Mac_Jones@milacron.com

513-487-5057

Media Contact:

Michael Ellis, Milacron

Michael_Ellis@milacron.com

905-877-0185 ext. 354